Exhibit 10.1
Second Amendment
Levi Strauss & Co.
Deferred Compensation Plan for
Executives and Outside Directors
WHEREAS, Levi Strauss & Co. (“LS&Co.”) maintains the Levi Strauss & Co. Deferred Compensation Plan for Executives and Outside Directors, amended and restated as of March 1, 2016 (the “Plan”) to provide a deferred compensation program for a select group of management, highly compensated employees and directors;
WHEREAS, Section 8.2 of the Plan provides that LS&Co. may amend the Plan at any time and for any reason; and
WHEREAS, the last paragraph of the Purpose of the Plan provides that LS&Co. reserves the right to amend the Plan to comply with regulations or other guidance promulgated by the Department of Treasury under Section 409A of the Internal Revenue Code; and
    WHEREAS, the amendment herein is within the delegated authority of the SVP and Chief HR Officer; and
WHEREAS, LS&Co. desires to amend the Plan to add language related to “specified employees” as defined under Section 409A of the Internal Revenue Code and to make other clarifying changes.
NOW THEREFORE, the Plan is hereby amended in the following respects effective as of the date LS&Co. has outstanding stock publicly traded on an established securities market:
1.    A new Section 1.41A is hereby added to read as follows:
1.41A    “Specified Employee” shall mean an employee who, as of the date of the employee’s Separation from Service, is a “specified employee” within the meaning of Code Section 409A as determined pursuant to procedures adopted by the Committee.
2.    The second sentence of Section 5.3 of the Plan is hereby amended to read as follows:
Remaining installments, if any, shall be paid during each January following his or her Retirement Date or such later date during the year as would be administratively feasible.
3.    A new Section 5.9 of the Plan is hereby amended in its entirety to read as follows:
5.9    Six-Month Delay. If the Participant is a Specified Employee on the date of the Participant’s Separation from Service (including a Participant’s Retirement), distribution under Sections 5.3 and 5.4 shall be delayed until the date that is six months after the date of the Participant’s Separation from Service (or upon the death of the Participant, if earlier). All amounts that would otherwise have been paid prior to such date shall be paid as soon as administratively practicable after such date, and any subsequent installments related to the initially delayed payments shall be paid on the anniversary of the initial distribution under this Section 5.9 (or as soon as administratively practicable thereafter).
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IN WITNESS WHEREOF, the undersigned has caused this Second Amendment to be executed this 14th day of March, 2019.

LEVI STRAUSS & CO.

By:	/s/ Elizabeth Wood
Elizabeth Wood
SVP and Chief HR Officer